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                                                                    EXHIBIT 21.1

    Wilshire Funding Corporation
    Wilshire Ventures Corporation
    Life Capital, Inc.
    WMFC 1997-4 Inc.
    WMFC 1997-4 Properties Inc.
    WMFC 1997-3 Inc.
    WMFC 1997-1 Inc.
    WMFC 1997-1 Inc.
    Wilshire Mortgage Funding Company IV, Inc.
    Wilshire Mortgage Funding Company V, Inc.
    WMFC LLC
    Wilshire Financing Company, LLC
    Wilshire Real Estate Investment Corporation
    Wilshire Management Leasing Corporation
    Wilshire Servicing Corporation
    Wilshire Servicing FBO SRBC
    Wilshire Financial Services Group Europe Inc.
    WFSG Ireland Limited
    Wilshire Servicing Company Ireland Limited
    Wilshire Funding Company UK Limited
    Wilshire Acquisition Company Ireland Limited
    Wilshire Servicing Compagnie
    Wilshire Financial Services Group UK Limited Company
    Wilshire Servicing Company UK Limited
    Wilshire Funding Company UK Limited
    Wilshire Acquisitions Corporation
    First Bank of Beverly Hills, F.S.B.
    Wilshire Trust Deed Corporation
    Girard Savings Bank, F.S.B.
    Girard Financial Corporation